UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 NW 74th Ave, Unit 1 Miami, FL	33122
(address of principal executive offices)	(zip code)

(305) 503-1200
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 13, 2020, the Company entered into a second Amended Agreement and Plan of Share Exchange Agreement (the "Merger") with Florida Beauty Express, Inc., Florida Beauty Flora, Inc., Floral Logistics of Miami, Inc., Floral Logistics of California, Inc., Tempest Transportation Inc., (the "Companies"). Pursuant to the Merger, the Companies became wholly owned subsidiaries of the Company and the Company has been unable to complete an audit of its financial statements for the periods prior to its acquisition of the Companies.

On November 17, 2022, the Board of Directors of the Company, by unanimous written consent in lieu of meeting, agreed to enter into a Share Exchange Agreement, whereby the Company agreed to exchange 100% of the outstanding stock of FLORIDA BEAUTY EXPRESS INC., a Florida corporation, FLORIDA BEAUTY FLORA, INC., a Florida corporation, FLORAL LOGISTICS OF MIAMI, INC., a Florida corporation, FLORAL LOGISTICS OF CALIFORNIA, INC., a California corporation, and TEMPEST TRANSPORTATION, INC., a Florida corporation (collectively the "Flora Companies") for the number of common and preferred shares of the Company as follows:

Issuer Shares returned to the Company:

Preferred	355,000
Common	19,510,501

Flora Companies shares to be Issued:

Florida Beauty Flora, Inc.	100
Florida Beauty Express, Inc.	1,000,000
Tempest Transportation, Inc.	1,000
Floral Logistics of California, Inc.	1,500
Floral Logistics of Florida, Inc.	1,000

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding disposition of assets of the Company in connection with the Share Exchange set forth in Item 1.02, “Termination of a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective with the closing of the Share Exchange, Ron Minsky was appointed as CEO and a director of the Company and Ronen Koubi resigned his position as CEO and director of the Company.

Item 9.01. Financial Statements and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

Date: December 15, 2022	/s/ Ronen Koubi
Ronen Koubi
Chief Executive Officer

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